United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

CINGULAR WIRELESS LLC

(Exact name of registrant as specified in its charter)

Delaware	1-31673	74-2955068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5565 Glenridge Connector, Atlanta, Georgia 30342
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 236-7895

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Board of Directors of Cingular Wireless Corporation, the Company’s manager, has approved the compensation arrangement summarized below for Stanley T. Sigman in connection with his continued employment as President and Chief Executive Officer of the Company.

•	base pay of not less than $1,105,000 per year;

•	annual short-term grants with award targets of 125% of base pay, which shall be subject to achievement of performance objectives;

•	annual long-term grants with award targets of 475% of base pay on grant date, which may be subject to achievement of performance objectives;

•	a retention benefit valued on June 1, 2005 date of grant at $5,000,000 and payable in cash, unless terminated for cause or by retirement or resignation, on December 31, 2007 (subject to accelerated vesting in the case of death, permanent disability or termination by us other than for cause ), in an amount giving effect to the weighted (at 60/40) stock price performance of, and dividends on, SBC Communications, Inc. and BellSouth Corporation common stock over the vesting period;

•	annual incentive cash payments of $675,000 on or about June 1, 2005 and $160,000 on or about each of November 24, 2005, 2006 and 2007 if then employed by the Company;

•	enhanced pension benefits to be accrued under the 2005 SBC Supplemental Employee Retirement Plan; and

•	Georgia and federal income tax gross-ups on designated compensation payments.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibit – The following exhibit is furnished as a part of this report:

Exhibit Number	Exhibit Description
99.1	Compensation Arrangement for Stanley T. Sigman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULAR WIRELESS LLC
Date: May 18, 2005	By:	/s/ Peter A. Ritcher
Peter A. Ritcher
Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Number	Title
99.1	Compensation Arrangement for Stanley T. Sigman.

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